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                                                                    EXHIBIT 23.1



                             KPMG PEAT MARWICK LLP
                       Two Central Park Plaza, Suite 1501
                                Omaha, NE  68102
                                 (402) 348-1450





                              ACCOUNTANTS' CONSENT



The Shareholders and Board of Directors
   of Supertel Hospitality, Inc.:



We consent to incorporation by reference in the Registration Statement No. 33-80462 on Form S-8 of Supertel Hospitality, Inc. of our report, dated January 31, 1997, relating to the consolidated balance sheets of Supertel Hospitality, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996.


                                                  KPMG Peat Marwick LLP


                                                    /s/ KPMG Peat Marwick LLP


Omaha, Nebraska
March 21, 1997